EXHIBIT 21


                   SUBSIDIARIES OF AG-CHEM EQUIPMENT CO., INC.
                       (ALL WHOLLY-OWNED, EXCEPT AS NOTED)

  COMPANY                                          JURISDICTION OF INCORPORATION
  -------                                          -----------------------------
  Ag-Chem Sales Co., Inc.                                   Minnesota
  Ag-Chem Manufacturing Co., Inc.                           Minnesota
  Ag-Chem Equipment Co., International Corp.           U.S. Virgin Islands
  Ag-Chem Equipment Canada, Ltd.                            Minnesota
  Ag-Chem Europe B.V.                                      Netherlands
  Lor*Al Products, Inc.                                     Minnesota
  Ag-Chem International, Inc.                               Minnesota
  Ag-Chem/New Holland, LLC*                                 Delaware
  Red Ball, LLC**                                           Minnesota
  Ag-Chem Equipmentos Brasil, Ltda.                          Brazil
  Ag-Chem Argentina S.A.                                    Argentina

* Ag-Chem/New Holland, LLC is a 50% owned joint venture between Ag-Chem Equipment Co., Inc. and New Holland North America

**       Red Ball, LLC is a 50% joint venture between Ag-Chem Equipment Co.,
Inc. and C.A.P., Inc.










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